Richard Raymer
Partner
Direct Dial: 416.595.2681
Direct Facsimile: 416.595.5021
rraymer@hodgsonruss.com

EXHIBIT 5.1

August 14, 2006

IntelGenx Technologies Corp.
6425 Abrams
Ville Saint-Laurent
Quebec, H4S 1X9
CANADA

Re: Registration Statement on Form SB-2
Registration No. 333-135591

Ladies/Gentlemen:

We have acted as counsel to Big Flash Corp., a Delaware corporation, (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") on July 3, 2006 of a registration statement on Form SB-2 (the "Registration Statement"), which relates to the registration of 3,616,489 shares of the common stock, par value $.00001 per share, of the Company (collectively the "Common Shares"). The Common Shares are to be offered for resale by the selling securityholders identified in the Registration Statement (collectively the "Selling Securityholders") and include (1) 3,516,489 outstanding shares that are held by Selling Securityholders (collectively the "Shares") and (2) 100,000 shares issuable to the Selling Securityholders upon the exercise of warrants identified in the Registration Statement (collectively the "Warrants") (collectively the "Warrant Shares").

This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended, (the "Act").

The opinions set forth in this letter are subject to the following qualifications:

1.             In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and the By-Laws of the Company, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such

IntelGenx Technologies Corp.
August 14, 2006

certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

2.             We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.

3.             We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the "General Corporation Law of the State of Delaware").

4.             Either opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

5.             This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on either opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that:

1.             The Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company and are validly issued, fully paid and nonassessable.

2.             The Warrant Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the Warrants are duly exercised in accordance with their terms and (b) the exercise price of the Warrants is duly paid in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

IntelGenx Technologies Corp.
August 14, 2006

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP

By
Richard Raymer